OSTROWSKI & COMPANY, INC.

                      CONSENT OF OSTROWSKI & COMPANY, INC.

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of New England Community Bancorp, Inc. ("NECB") and amendments thereto relating to the registration of shares of NECB's common stock to be issued in connection with the proposed acquisition of First Bank of West Hartford. We also consent to the inclusion of our opinion letter dated June 25, 1997 as an Appendix to the Proxy Statement/Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement/Prospectus.


Date: June 25, 1997

OSTROWSKI & COMPANY, INC.
/s/OSTROWSKI & COMPANY, INC.